Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Littelfuse, Inc. of our report dated January 23, 1998, included in the 1997 annual Report to Stockholders of Littelfuse, Inc.

Our audit also included the financial  statement  schedule of  Littelfuse,  Inc.
listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (No. 33-55943, 33-64442, 33-95020, and 333-03260) on Form S-8 of our report dated January 23, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Littelfuse, Inc.



Chicago, Illinois
March 24, 1998

                                                        /S/  Ernst & Young LLP